DigiSpace Holdings, Inc.

548 Market Street, Suite 18224

San Francisco, California, 94104

Telephone (604) 313-9344

December 19, 2011

Mr. Amish Shah, Mr. Jose Rivera

   and DigiSpace Solutions, LLC

2534 State Street, Suite 436,

San Diego, California 92101

Dear Amish and Jose:

Re:

Third Amendment to the August 3, 2011 agreement to acquire DigiSpace Solutions, LLC

This letter is to confirm the agreement of DigiSpace Holdings, Inc. (“Purchaser”), on the one hand, and Amish Shah and Jose Rivera (“Vendors”), on the other, to enter into a third amendment (“Third Amendment”) to the August 3, 2011 letter agreement (the “Agreement”) for the acquisition of Digispace Solutions, LLC (“Company”).  The parties have agreed as follows:

1)

The Closing Date, as defined in the Agreement, shall be January 10, 2012.

2)

Simultaneous with the execution of this Third Amendment, DigiSpace Holdings, Inc. shall pay to Jose Rivera the sum of $97,225.45.

3)

The Options (as defined in the Agreement) will be executed and delivered on the Closing Date.  Both Amish Shah and Jose Rivera agree to sign whatever documents are required at the closing prior to receiving the Options.  The exercise price on the Options will be reduced from $0.45 to $0.28 per share.

4)

All other terms and conditions of the Agreement, the September 1, 2011 Amendment (the “First Amendment”), and the September 30, 2011 Amendment (the “Second Amendment”) are hereby ratified and confirmed, and the terms, provisions and covenants thereof shall remain and continue in full force and effect and the Agreement, First Amendment, Second Amendment, and this Third Amendment shall be read and construed as one instrument.

5)

The terms of this Third Amendment shall supersede all previous discussions, agreements, and amendments of the parties with respect to the matters described herein.

If the terms contained in either the Agreement, First or Second Amendment conflict with the terms contained herein, the terms of this Third Amendment shall prevail.

If the foregoing accurately reflects our agreement and is in accordance with your understandings, please so indicate by signing this letter and returning it to us at your earliest convenience.  Execution by all of the parties will constitute a binding agreement between the parties in accordance with the terms hereof.

Yours truly,

DIGISPACE HOLDINGS, INC.

/s/ Gordon C. McDougall

Gordon C. McDougall, CEO

The foregoing agreement is accepted, approved and agreed to this 19th day of December, 2011 by the undersigned:

/s/ Amish Shah

Amish Shah

/s/ Jose Rivera

Jose Rivera

DIGISPACE SOLUTIONS, LLC

/s/ Amish Shah

Amish Shah, Authorized Signatory